Exhibit 10.17

2013 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2013 annual base salaries of the following Named Executive Officers of Ameren Corporation (Ameren), Union Electric Company (UE) and Ameren Illinois Company (AIC) (which officers are employed by Ameren and/or an Ameren subsidiary as of March 1, 2013, and were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE and AIC Information Statements for the 2013 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position	2013 Base Salary
Thomas R. Voss Chairman, President and Chief Executive Officer - Ameren	$1,030,000
Warner L. Baxter Chairman, President and Chief Executive Officer - UE	$624,000
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer - Ameren, UE and AIC	$540,000
Steven R. Sullivan Chairman, President and Chief Executive Officer - Ameren Energy Resources Company, LLC	$485,000
Charles D. Naslund Executive Vice President - Ameren Services Company	$462,000
Adam C. Heflin Senior Vice President and Chief Nuclear Officer - UE	$445,000
Gregory L. Nelson Senior Vice President, General Counsel and Secretary - Ameren, UE and AIC	$440,000
Daniel F. Cole Chairman, President and Chief Executive Officer - Ameren Services Company	$415,000
Richard J. Mark Chairman, President and Chief Executive Officer - AIC	$412,000